UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 10, 2010
Avanir Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On November 10, 2010, the Compensation Committee of the Board of Directors of Avanir Pharmaceuticals, Inc. (the “Company”) approved (i) annual increases in the base salaries for those officers identified below, and (ii) the payment of annual cash bonus awards for fiscal 2010 for the same officers. Salary increases were effective as of October 1, 2010, which was the start of the current fiscal year. Bonuses were awarded based on individual and overall Company performance in fiscal 2010.

Name	Title	New Salary	Bonus Payment
Keith A. Katkin	President & Chief Executive Officer	$495,800	$307,649
Randall E. Kaye	Senior Vice President & Chief Medical Officer	$350,000	$197,843
Christine G. Ocampo	Vice President, Finance	$220,159	$94,805
     The Compensation Committee aims to set executives’ base salaries at levels near the 50th percentile, with a minimum of the 25th percentile, of salaries of executives with similar roles as compared to the Company’s peer group. The Compensation Committee retains the services of an external compensation consultant, Radford Surveys + Consulting (“Radford”), to provide benchmarking data with the Company’s peers for executive compensation pay and design. A more complete discussion of the peer group and the rationale for the compensation actions will be included in the Compensation Discussion & Analysis to be filed with the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders.
     The following table shows the base salaries for those officers for fiscal 2011, after giving effect to salary increases effective as of October 1, 2010, as well as the average salaries in the Company’s peer group at the 25th, 50th and 75th percentiles.

			Base Salary — Market Data (2)
		Fiscal 2011	25th	50th	75th
Name	Title	Base Salary(1)	Percentile	Percentile	Percentile
Keith A. Katkin	President and Chief Executive Officer	$495,800	$495,800	$534,600	$614,000
Randall E. Kaye, MD	Senior Vice President & Chief Medical Officer	$350,000	$314,700	$341,900	$362,400
Christine G. Ocampo	Vice President, Finance	$220,159	$212,300	$225,000	$240,700

(1)	Effective as of October 1, 2010

(2)	Source: Radford Surveys + Consulting, a division of AON, Executive Compensation Review of August 2010.
     The target bonuses as a percentage of base salary for those officers for fiscal 2010 are set forth in the following table.

			Target Annual Incentive Bonus — Market Data(1)
		Target Bonus	25th	50th	75th
Name	Title	(% of Base Salary)	Percentile	Percentile	Percentile
Keith A. Katkin	President & Chief Executive Officer	50%	50%	55%	60%
Randall E. Kaye, MD	Senior Vice President & Chief Medical Officer	40%	30%	35%	40%
Christine G. Ocampo	Vice President, Finance	30%	25%	30%	35%

(1)	Source: Radford’s Executive Compensation Review of August 2010.

Item 8.01.	Other Events.
On November 10, 2010, the Compensation Committee recommended, and the Board of Directors approved, an increase in the number of shares reserved for issuance under the Company’s 2005 Equity Incentive Plan (the “Plan”) pursuant to the Plan’s “evergreen” provision. Under the Plan, the Board of Directors approved an increase of 325,000 shares for fiscal 2011.
* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010	Avanir Pharmaceuticals, Inc.
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance